UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2015 (October 19, 2015)

Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8111 Smith’s Mill Road, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 491-2225

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 1.01 Entry into a Material Definitive Agreement.

On October 19, 2015, BEF Foods, Inc., an Ohio corporation and a wholly owned indirect subsidiary of Bob Evans Farms, Inc., a Delaware corporation (“BEF Foods” or the “Company”) and Broadstone Net Lease Acquisitions, LLC, a New York limited liability company (“Broadstone”) entered into a Purchase and Sale Agreement pursuant to which BEF Foods agreed to sell, and Broadstone agreed to purchase, the real estate associated with two of the Company’s manufacturing facilities, located at: (1) 651 Commerce Parkway, Lima, Ohio (“Lima Ohio Plant”); and (2) 1109 E. Industria1 Drive, Sulphur Springs, Texas (“Sulfur Springs Texas Plant”). The purchase price paid by Broadstone to BEF Foods at closing for the two properties was $51.6 million. Broadstone is a private real estate investment trust managed by Broadstone Real Estate, LLC.

On October 23, 2015, BEF Foods and Broadstone closed on the Purchase and Sale Agreement and also entered into an absolute net master lease (“Lease Agreement”) pursuant to which Bob Evans leased both the Lima Ohio Plant and the Sulphur Springs Texas Plant Property for an initial term of 20-years, at an annual straight-line rent expense of $4.1 million, inclusive of a $2.3 million deferred gain amortized throughout the lease term. There are two ten year renewal options. The Lease Agreement contains “triple net” terms, which means that BEF Foods will remain responsible for all expenses associated with the properties, including but not limited to maintenance, property taxes, insurance, and facilities expense.

Also on October 23, 2015, Bob Evans Farms, Inc., a Delaware corporation (“Bob Evans”) and Bob Evans Farms, LLC, an Ohio limited liability company, a wholly owned subsidiary, entered into payment and performance guaranties of the Lease Agreement to benefit Broadstone (“Lease Guaranties”). Bob Evans expects to use the net proceeds from the sale transactions to pay down debt and to repurchase shares, while maintaining a prudent adjusted leverage level.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 above is incorporated herein by reference.

Item 8.01. Other Events.

On October 23, 2015, Bob Evans issued a press release announcing the entering into and closing of the sale-leaseback transaction discussed under Item 2.01. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated October 23, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BOB EVANS FARMS, INC.

Date: October 23, 2015	By:	/s/ Kevin C. O’Neil
Kevin C. O’Neil, Vice President, Assoc. General Counsel and Asst. Corporate Secretary

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